ATM SUBLEASE


      THIS ATM SUBLEASE ("Sublease"), made and entered into as of the 31st day of July, 2000, by and between NATIONWIDE MONEY SERVICE, INC., a Nevada corporation ("Sublessor") and UNIVERSAL MONEY CENTERS, INC., a Missouri corporation ("Sublessee").

                                   WITNESSETH:


      WHEREAS, by a certain written Master Lease Agreement (the "Master Lease") dated January 28, 1996, as amended by Lease Schedule No. 2 dated August 1, 1996 ("Lease Schedule"; together with the Master Lease, the "Lease Agreement"), Lessor leased to Sublessor certain automatic teller machines ("ATMs"), including the ATMs set forth on Exhibit A hereto (collectively, the "Leased ATMs", and individually a "Leased ATM").

      WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor is willing, to sublet to Sublessee the Leased ATMs on the terms and conditions more particularly set forth hereinafter.

      NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Sublessor and Sublessee agree as follows:

1. Sublease. Sublessor, for and in consideration of the rents and covenants specified to be paid, performed and observed by Sublessee, does hereby let, sublet, lease and demise to Sublessee the Leased ATMs for the term and according to the covenants and conditions contained herein.

2. Term; Renewal. Subject to Section 7 of this Sublease, the term of this Sublease shall be for a period of 12 months commencing on August 1, 2000 and terminating on August 1, 2001. At the end of the Sublease Term, if Sublessee has not purchased the Leased ATMs from Lessor pursuant to Section 8 herein, Sublessor shall take possession of the Leased ATMs as set forth on Exhibit A hereto or such other location where a Leased ATM has been moved pursuant to Section 5(d) herein.

3. Rent and Other Charges. Sublessee shall pay to Sublessor, the initial sum of Six Hundred Fifty-One and 00/100 Dollars ($651.00) upon the execution of this sublease which shall represent the first month's rent for the Leased ATMs. The sum of Two Hundred Seventeen and 00/100 Dollars ($217.00) per Leased ATM, per month, will be due and payable on the 1st day of each month following the initial payment, continuing on the first day of each month until the end of the specified term as set forth in Section 2 above. Except as expressly provided in this Sublease, Sublessee shall not be obligated to pay Sublessor any other amount in connection with this Sublease.

4. Liens And Encumbrances; Title; Personal Property. Lessor is sole owner of the Leased ATMs and no right, title or interest in the Leased ATMs shall pass to Sublessor or Sublessee, as the case may be, other than, conditioned upon (i) compliance with and fulfillment of the terms and conditions of the Master Lease by Sublessor, and

     (ii) compliance with and fulfillment of the terms and conditions of this Sublease by Sublessor and Sublessee, as the case may be, the right to maintain possession and use of the Leased ATMs for the Sublease Term free from interference by any person. At its option, Sublessor may require Sublessee to affix plates, markings or other notices on the Leased ATMs indicating Lessor is the owner. The Leased ATMs shall at all times remain personal property, notwithstanding, the Leased ATMs or any part thereof may be (or become) affixed or attached to real property or any improvements thereon.

5.   Operation and Maintenance; Inspection.
     -------------------------------------

     a. Sublessee shall be solely responsible for the installation, operation, and maintenance of the Leased ATMs, and, at its own cost and expense, shall (i) keep the Leased ATMs in good repair, condition and working order, in accordance with any applicable manufacturer's manuals, instructions or requirements, (ii) furnish all parts, mechanisms, devices and servicing required therefor, (iii) make all replacements, alterations or additions to the Leased ATMs that may be required by the vendor or manufacturer of the Leased ATMs or may be legally necessary, and (iv) make no other alterations or additions to the Leased ATMs without the prior written consent of Lessor. Parts attached to or installed in or on the Leased ATMs as required by clauses (i)-(iv) above shall be free and clear of all liens and have a value, utility and remaining useful life at least equal to the parts replaced. Title to all such parts shall immediately vest in Lessor without cost to Lessor, or any further action, and such parts, alterations or additions shall be deemed incorporated into the Leased ATMs and subject to the terms of this Sublease and the Lease Agreement as if originally leased thereunder.

     b. Sublessee shall use and operate the Leased ATMs by competent and duly qualified personnel, and for business purposes only in compliance with applicable law, applicable manufacturer's manuals, instructions or warranty requirements and all insurance.

     c. Sublessee, at its own cost and expense, shall enter into and maintain in full force and effect throughout the Sublease Term, with the manufacturer or such other party as may be acceptable to Sublessor, a maintenance agreement covering the Leased ATMs.

     d. Sublessee shall not move the Leased ATMs from the location specified in the Lease Schedule without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and, if granted, without executing, financing statements and completing filings or taking such other actions as Sublessor may reasonably request to protect Lessor's interest in the Leased ATMs.

     e. Sublessee agrees never to abandon or relinquish possession of the Leased ATMs except to Sublessor or its agents.

     f.   Subject  to  Sublessee's  standard  security  procedures,   Lessor  or
          Sublessor may enter the premises where the Leased ATMs is located during normal business hours for the purpose of (i) inspecting the Leased ATMs and, (ii) showing the Leased ATMs to prospective purchasers or lessees of the Leased ATMs.

6. Risk Of Loss. Until Sublessee acquires ownership of the Leased ATMs, Sublessor hereby assumes and shall bear all risk of loss, theft, damage or destruction of the Leased ATMs by any cause whatsoever including, without limitation, economic loss through extraordinary or premature wear, or condemnation, confiscation, seizure or requisition of the title or use of any of the Leased ATMs by any government entity and whether or not such Loss is covered by insurance (collectively, "Loss"). In the event of Loss, Sublessee shall promptly notify Sublessor in writing of the Loss and all related details and any action related thereto, and Sublessor shall, within thirty (30) days of the Loss, at Sublessor's option: (a) repair the Leased ATMs and restore it to the same good condition and working order as it was immediately prior to the Loss (assuming the Leased ATMs was in the condition required by the terms of Section 5 herein); or (b) replace the Leased ATMs affected by the Loss with like personal property with equivalent value, useful life and utility, in good repair, condition and working order.

7.   Default.
     -------

     a. If Sublessee fails to make any rent payment when due as provided in this Sublease and such failure to pay is not cured for 30 days, the Sublease shall terminate within 10 days of Sublessee receiving written notice of such failure.

     b. The Sublease shall automatically terminate when the Lease Agreement terminates.

     c. In the event Sublessee fails to comply with any other provision of this Sublease, Sublessor shall have the right, but shall not be obligated, to effect such compliance on behalf of Sublessee. In such event, all monies expended by and all expenses of Sublessor in effecting such compliance shall be deemed to be additional rent, and shall be paid at the time of the next rent payment after receiving an invoice detailing the same.

     d. In the event Sublessor fails to comply with the provisions of this Sublease, Sublessee shall have the right, but not the obligation to effect such compliance on behalf of Sublessor. In such event, all monies expended by and all expenses of Sublessee in effecting such compliance shall be deemed to be the obligation of Sublessor and shall be paid to Sublessee within 10 days of receiving an invoice detailing the same.

8.   Purchase Option.
     ---------------

     a. If no event of default exists under Section 7 herein, Sublessee has complied with all of the terms and conditions of the Sublease and Sublessee delivers to Lessor and Sublessor an irrevocable written notice at least one hundred thirty-five (135) days prior to the last day of the Lease Term (as such term is defined in the Lease Agreement), Sublessee shall have the option to purchase all, but not less than all, of the Leased ATMs at the end of the Sublease Term (August 1, 2001) for an additional one-time payment of One Thousand Four Hundred Thirty-Seven and 00/100 Dollars ($1,437.00) per ATM. This final payment, (The Purchase Price) is subsequent to remitting, twelve (12) monthly payments of $217.00 per ATM for the period commencing August 1, 2000 and ending July 31, 2001.

     b. If Sublessee elects to purchase the Leased ATM per the terms outlined above, Sublessee shall pay Lessor the final Purchase Price on or before the last day of the Lease Term in immediately available funds and the sale of the Leased ATMs by Lessor to Sublessee shall be on an AS-IS, WHERE-IS basis, without recourse to, or warranty by Lessor and the LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND THE LESSOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE LEASED ATMS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE LEASED ATMS, ITS VALUE OR CONFORMITY TO ANY SPECIFICATIONS OR AGREEMENTS RELATING THERETO, NOR SHALL THE LESSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT.

9. Notices. All notices, requests, demands and communications with respect to this Sublease, whether or not herein expressly provided for, shall be in writing, and shall be deemed to have been duly given when and if mailed by United States First-Class Certified or Registered Mail, postage prepaid, return receipt requested, to the parties at the respective addresses set forth below, or to such other address or addresses as may hereafter be designated by either party in writing for such purpose.

            If to Sublessor:  National Money Services, Inc.
                              221 Ponte Vedra Park Dr.
                              Suite 100
                              Ponte Vedra Beach, FL 32082
                              Telephone: 904-280-8500
                              Facsimile: 904-280-8588

            If to Sublessee:  Universal Money Centers, Inc.
                              6800 Squibb Road
                              Mission, KS 66202
                              Telephone: (816) 831-2055
                              Facsimile: (816) 831-0248

10. Assignment. Except by operation of law, neither Sublessor nor Sublessee shall, without the prior written consent or the other party, (i) assign its rights and obligations under this Sublease; or (ii) let or underlet or permit the Leased ATMs or any part thereof to be used by others.

11. Entire Agreement; Amendments; Binding Effect. This Sublease contains the entire agreement among the parties hereto with respect to the subject matter covered hereby, may not be amended or rescinded except by an instrument in writing executed by each of the parties hereto, and shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have hereunto executed these presents as of the day and year first above written.


                        NATIONWIDE MONEY SERVICES, INC. ("Sublessor")


                        By:   /s/ Michael J. Dodak
                           ---------------------------------------------------

                        Printed Name:           Michael J. Dodak
                                     -----------------------------------------

                        Title:                  Chief Executive Officer
                              ------------------------------------------------



                        UNIVERSAL MONEY CENTERS, INC. ("Sublessee")


                        By:   /s/ John L. Settles
                           ---------------------------------------------------

                        Printed Name:           John L. Settles
                                     -----------------------------------------

                        Title:                  President
                              ------------------------------------------------

                                    EXHIBIT A



--------------------------------------------------------------------------------
Terminal                                                                 Serial
  ID          Name               Address         City      ST    Equip     #
--------------------------------------------------------------------------------
571002    Coastal Mart       8220 S. Orange    Orlando     FL   Triton   5117306
              #9037          Blossom Trail                       9600
--------------------------------------------------------------------------------
571003    Coastal Mart        9725 S.           Maitland   FL   Triton   5111133
              #9066           US Hwy. 1792                       9600
--------------------------------------------------------------------------------
 TBD     Convenient Food     530 N. Douglas    Belleville  IL   Triton   511199
              Mart                                               9600
--------------------------------------------------------------------------------



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